EX-99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 13, 2014 ("Closing Date"), Autobytel Inc. ("Autobytel" or the "Company"), AutoNation, Inc., a Delaware corporation ("Seller Parent"), and AutoNationDirect.com, Inc., a Delaware corporation and subsidiary of Seller Parent ("Seller"), entered into and consummated a Membership Interest Purchase Agreement ("Purchase Agreement") pursuant to which Autobytel acquired all of the issued and outstanding membership interests of AutoUSA, LLC, a Delaware limited liability company and a subsidiary of Seller ("AutoUSA" or "Business") (the foregoing purchase is referred to herein as the "Purchase Transaction").  AutoUSA is a (i) lead aggregator purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and (ii) reseller of third party products and services to automotive dealers ("Acquired Business"). In connection with the Purchase Transaction, Seller contributed the assets, subject to certain exceptions, used by Seller in the Acquired Business to AutoUSA, and AutoUSA assumed specified liabilities and obligations related to the Acquired Business.

The pro forma financial statements are prepared in conformity with the  Securities Exchange Commission ("SEC"), Regulation S-X: Article 3, Rule 3.05, Financial Statements of Businesses Acquired or to be Acquired ("Rule 3.05") and Article 11, Pro forma Financial Information ("Article 11"). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed combined financial statements are derived from the historical audited financial statements for the year ended December 31, 2013, of the Company and AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.)  The pro forma statement of income is presented to include the effects of the Purchase Transaction  as of January 1, 2013.  The unaudited pro forma condensed combined balance sheet is presented to include the effects of the Purchase Transaction as of December 31, 2013.  The accompanying Business' carve-out financial statements have been prepared in accordance with GAAP using allocations and estimates where data was not maintained on a specific basis within the books and records. Allocations to the Business were based primarily on Business' headcount using shared expenses incurred by Seller, Seller Parent and Affiliates on behalf of the Business, adjusted where a more specific allocation was deemed more appropriate.  Due to the subjective nature of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Business in the future or what the results of operations, cash flows and financial positions would have been had the Business been operated on a stand-alone basis during the periods presented.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the two companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for costs associated with removing redundant operations that could affect amounts in these unaudited pro forma combined financial statements, and their effects may be material and would be reflected in the statement of operations.

Significant assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as well as the audited historical financial statements and related notes of AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.) as of December 31, 2013 and 2012 which are attached as Exhibit 99.1 in this Form 8-K. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of a combined entity.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of December 31, 2013

			Pro Forma
	Historical		Adjustments		Pro Forma
(in thousands)	Autobytel	AutoUSA	(Note 5 )		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$ 18,930	$ 14	$ (44)	(g)	$ 18,900
Accounts receivable, net	14,178	2,934	-		17,112
Deferred tax asset	3,517	278	(278)	(h)	3,517
Prepaid expenses and other current assets	506	18	-		524
Total current assets	37,131	3,244	(322)		40,053

Property and equipment, net	1,548	431	(226)	(o)	1,753
Long-term strategic investment	2,500	-	-		2,500
Intangible assets acquired	1,821	-	3,750	(i)	5,571
Long-term deferred tax asset	31,135		-		31,135
Goodwill	13,602	2,578	4,840	(j)	21,020
Other assets	456		-		456
Total assets	$ 88,193	$ 6,253	$ 8,042		$ 102,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 5,267	$ 2,485			$ 7,752
Accrued expenses and other current liabilities	7,649	2,001	(2,001)	(h)	7,649
Deferred revenues	(1)	-	-		(1)
Total current liabilities	12,915	4,486	(2,001)		15,400

Convertible note payable	5,000	-	1,000	(l)	6,000
Borrowings under credit facility	4,250	-	10,000	(k)	14,250
Other non-current liabilities	1,200	-	-		1,200
Deferred tax liability	-	669	(669)	(h)	-
Total liabilities	23,365	5,155	8,330		36,850

Commitments and Contingencies

Stockholders' Equity:
Common stock	9	-	-		9
Invested equity		1,098	(1,098)	(m)	-
Additional paid-in capital	307,171	-	810	(l),(n)	307,981
Accumulated deficit	(242,352)	-	-		(242,352)
Total stockholders' equity	64,828	1,098	(288)		65,638
Total liabilities and stockholders' equity	$ 88,193	$ 6,253	$ 8,042		$ 102,488

See accompanying notes to the unaudited pro forma condensed combined financial statements.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME
Year Ended December 31, 2013

			Pro Forma
	Historical		Adjustments		Pro Forma
(in thousands, except share and per share data)	Autobytel	AutoUSA	(Note 5)		Combined

Revenues:
Lead fees	$ 74,732	$ 30,326	$ (4,226)	(a)	$ 100,832
Advertising	3,289		-		3,289
Other revenues	340	378	-		718
Total revenues	78,361	30,704	(4,226)		104,839

Cost of revenues	47,915	22,064	(4,226)	(a)	65,753
Gross profit	30,446	8,640	-		39,086

Operating expenses:
Sales and marketing	9,612	4,100			13,712
Technology support	7,303	918			8,221
General and administrative	9,554	1,096	(200)	(b)	10,450
Depreciation and amortization	1,450	148	777	(e)	2,375
Litigation settlements	(316)		-		(316)
Total operating expenses	27,603	6,262	577		34,442
Operating income (loss)	2,843	2,378	(577)		4,644

Interest expense, net	237	-	387	(c)	624
Income tax (benefit) expense	(35,064)	896	(361)	(d)	(34,529)
Net income and comprehensive income	$ 38,144	$ 1,482	$ 171		$ 39,797

Earnings per share:
Basic	$ 4.29			(f)	$ 4.48
Diluted	$ 3.61			(f)	$ 3.75

Weighted average shares outstanding:
Basic	8,883,357				8,883,357
Diluted	10,615,953				10,615,953

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Autobytel Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 – Description of Transaction
On January 13, 2014 ("Acquisition Date"), Autobytel, Seller Parent, and Seller, entered into and consummated a Membership Interest Purchase Agreement pursuant to which Autobytel acquired all of the issued and outstanding membership interests of AutoUSA LLC, a Delaware limited liability company and a subsidiary of Seller.  AutoUSA is a (i) lead aggregator purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and (ii) reseller of third party products and services to automotive Dealers.  The Company acquired AutoUSA to expand its reach and influence in the industry by increasing its Dealer network.
Note 2 – Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the December 31, 2013 historical financial statements of Autobytel and AutoUSA,  which were prepared under United States Generally Accepted Accounting Principles ("GAAP"). The accompanying carve-out financial statements have been prepared using allocations and estimates where data was not maintained on a specific basis within the books and records. Allocations to AutoUSA were based primarily on AutoUSA's headcount using shared expenses incurred by Seller, Seller Parent and affiliates on behalf of the business, adjusted where a more specific allocation was deemed more appropriate.  Due to the subjective nature of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of AutoUSA in the future or what the results of operations, cash flows and financial positions would have been had AutoUSA been operated on a stand-alone basis during the periods presented.  The unaudited pro forma condensed combined balance sheet is presented after giving effect to the acquisition of AutoUSA as if it occurred on December 31, 2013. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 is presented after giving effect to the acquisition of AutoUSA as if it occurred on January 1, 2013.  The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Purchase Transaction; factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined company's results.  Certain reclassifications have been made to the historical financial statements of AutoUSA to conform to Autobytel's presentation.

The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 805, Business Combinations. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed combined financial statements,  and the net tangible and intangible assets acquired and liabilities assumed of the Business are recorded based on their preliminarily estimated fair values. The estimates  require extensive use of accounting estimates, assumptions and judgments.  Autobytel has engaged an independent third-party valuation firm to assist in determining the estimated fair values of identifiable intangible assets, certain tangible assets, the convertible note liability and the warrant to acquire the Company's common stock. Such a valuation requires significant estimates and assumptions including but not limited to: determining the timing and estimates of future cash flows and developing appropriate discount rates. Autobytel believes the preliminarily estimated fair value of the consideration transferred,  assets acquired and liabilities assumed are based on reasonable assumptions. Such  estimates may change if additional information becomes available. Differences between the preliminary estimates and any changes thereto could have a material impact on the unaudited pro forma condensed combined financial statements and Autobytel's future results of operations and financial position.

Autobytel Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements – (Continued)
Note 3 – Accounting Policies
As a result of the continuing review of AutoUSA accounting policies, Autobytel may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. At this time, Autobytel is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.
Note 4 – Purchase Price

The aggregate estimated fair value of the consideration transferred was $11.9 million, consisting of cash consideration of $10.0 million, a convertible subordinated note with a fair value of $1.3 million ("AutoUSA Note"), and a warrant to purchase 69,930 shares of Autobytel common stock with an exercise price of $14.30 per share and a fair value of $0.5 million (the "AutoUSA Warrant").

Autobytel financed the cash portion of the purchase consideration by entering into a Credit Facility Amendment with Union Bank on January 13, 2014 which amended the Company's existing Loan Agreement with Union Bank (the "Credit Facility Amendment").  The Credit Facility Amendment provided for (i) a new $9.0 million Term Loan; and (ii) and increase of $1.0 million to the existing Revolving Loan.  The Term Loan will be amortized over a period of four years, with fixed quarterly principal payments of $0.563 million.   Borrowings under the Term Loan or under the Revolving Loan will bear interest at either (i) the bank's Reference Rate (prime rate) minus 0.50% or (ii) the LIBOR plus 2.50% (an increase under the existing Revolving Loan from 1.50%), at the option of the Company. Interest under both the Term Loan and the Revolving Loan adjust (i) at the end of each LIBOR rate period (1, 2, 3, 6 or 12 months terms) selected by the Company, if the LIBOR rate is selected; or (ii) with changes in Union Bank's Reference Rate, if the Reference Rate is selected.  The Company will pay a commitment fee of 0.10% per year on the unused portion of the Revolving Loan payable quarterly in arrears.  Borrowings under the Term Loan and the Revolving Loan are secured by a first priority security interest on all of the Company's personal property (including, but not limited to, accounts receivable) and proceeds thereof.  The Term Loan matures December 31, 2017, and the maturity date of the Revolving Loan was extended from February 28, 2015 to March 31, 2017.

The AutoUSA Note consists of a $1.0 million convertible subordinated promissory note to Seller.  The fair value of the AutoUSA Note as of the Acquisition Date was $1.3 million was determined using the binomial lattice option pricing method.  The inputs used include a market yield of 1.6% and stock price volatility of 65.0%.  The Company recorded the premium of $0.3 million as additional paid-in capital.  Interest is payable at an annual interest rate of 6% in quarterly installments.  At any time after January 31, 2017, the holders of the AutoUSA Note may convert all or any part of the then outstanding and unpaid principal of the Note, but no less than a principal amount equal to 30,600 common shares, into fully paid shares of the Company's common stock at a conversion price of $16.34 per share and will be adjusted for stock splits, stock dividends, combinations and other similar events.  The right to convert the AutoUSA Note into shares of common stock of the Company is accelerated in the event of a change in control of the Company (as defined in the AutoUSA Note). The AutoUSA Note matures on January 31, 2019.

The fair value of the AutoUSA Warrant at the Acquisition Date was $7.35 per share, or $0.5 million.  The Company used the Black-Scholes option pricing model to determine the fair value using the following inputs: exercise price of $14.30, risk-free rate of 1.6%, stock price volatility of 65.0%, an expected term of 5.0 years, and no dividends.  The exercise price will be adjusted for stock splits, stock dividends, combinations and other similar events.  The

Autobytel Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements – (Continued)
Note 4 – Purchase Price (continued)
AutoUSA Warrant becomes exercisable on the third anniversary of the issuance date and expires on the fifth anniversary of the issuance date. The right to exercise the AutoUSA Warrant is accelerated in the event of a change in control of the Company.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Under the acquisition method of accounting, AutoUSA's net tangible and intangible assets  are recorded based on their estimated fair values as of January 14, 2014, the acquisition date. Based on the Company's preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimates of fair value are as follows (amounts in thousands).

Net identifiable assets acquired	$ 516
Long-lived intangible assets acquired	3,750
Goodwill	7,588

Net assets acquired	$ 11,854

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to estimated fair values of the assets acquired and liabilities assumed, such adjustments will be made retrospectively.

The preliminary fair value of the acquired intangible assets was determined as described below. In estimating the preliminary fair value of the acquired intangible assets, the Company utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued as described below. The acquired intangible assets include the following (amounts in thousands):

	Valuation Method	Estimated Fair Value	Estimated Useful Life (1)
			(years)

Non-compete agreements	Discounted cash flow (2)	$90	2
Customer relationships	Excess of earnings (3)	2,660	5
Trademark/trade names	Relief from Royalty (4)	1,000	5
Total purchased intangible assets		$3,750
(1) (2) (3) (4)

Determination of the estimated useful lives of the individual categories of purchased intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with definite lives are recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

The non-compete agreements fair value was derived by calculating the difference between the present value of the Company's forecasted cash flows with the agreements in place and without the agreements in place.

The excess of earnings method estimates a purchased intangible asset's value based on the present value of the prospective net cash flows (or excess earnings) attributable to it. The value attributed to these intangibles was based on projected net cash inflows from existing contracts or relationships.

The relief from royalty method is an earnings approach which assesses the royalty savings an entity realizes since it owns the asset and doesn't have to pay a third party a license fee for it use.

Autobytel Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements – (Continued)
Note 4 – Purchase Price (continued)

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired.  In accordance with ASC 350, Intangibles, Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if indicators of impairment exist.

Adjustments to finalize the acquisition accounting recorded during the measurement period will affect the recorded amount of goodwill. Goodwill acquired at January 13, 2014 will differ from the estimated amount included in the accompanying unaudited pro forma condensed combined financial statements prepared as of December 31, 2013.

Note 5 - Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to AutoUSA's net tangible and intangible assets at an amount equal to the estimated fair values on the acquisition date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Autobytel and AutoUSA.

Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a)	Reflects the elimination of historical AutoUSA revenue from lead sales to Autobytel.
(b)	Reflects the adjustment for transaction related costs incurred by Autobytel in its 2013 historical results.
(c)	Reflects the adjustment for additional interest expense incurred as a result of the January 13, 2014 Credit Facility Amendment, additional borrowings under Term Loan, Revolving Loan and AutoUSA Note.
(d)
Reflects an estimate of the income tax impact of the acquisition, primarily related to the additional expense on debt incurred to finance the acquisition, related intangible asset amortization expense and the reversal of acquisition-related transaction costs.

(e)	Reflects estimated adjustment to amortization expense for the intangible asset acquired.
(f)
Pro forma basic earnings per share are calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding and dilutive potential weighted average shares outstanding.

(g)	Reflects total cash consideration paid by Autobytel on the closing date of $10.04 million, which was funded by Autobytel's Credit Facility Amendment of $10.0 million.
(h)	Reflects the elimination of historical current taxes payable and deferred tax accounts of AutoUSA.
(i)	Reflects the preliminary estimated fair values assigned to the acquired intangible assets.
(j)	Reflects the preliminary amount of goodwill, computed as the difference between the fair value of the consideration transferred and the net assets acquired.
(k)	Reflects borrowings of $10 million under Autobytel's Credit Facility Amendment used to finance the acquisition.
(l)	Reflects the estimated fair value of the $1.0 million AutoUSA Note on the closing date and $0.3 million premium classified in equity as part of the purchase consideration.
(m)	Reflects the elimination of the historical invested equity in AutoUSA.
(n)	Reflects the estimated fair value of the warrants to acquire 69,930 shares of Autobytel common stock at an exercise price per share of $14.30 as part of the purchase consideration.
(o)	Reflects the elimination of property and equipment not acquired.